Exhibit 99.1
FOR IMMEDIATE RELEASE
Media Contact:
Courtney Dirschell
Marketing Department
Monarch Community Bank
375 N. Willowbrook
Coldwater, MI 49036
517.278.3961
courtney.dirschell@monarchcb.com
“Reed Named Chief Lending Officer at Monarch Community Bank”
August 16, 2010 — Coldwater, MI - The Board of Directors at Monarch Community Bank, the wholly-owned bank subsidiary of Monarch Community Bancorp, Inc. (Nasdaq: MCBF) is proud to announce the appointment of Ronald R. Reed as the new executive vice president and chief lending officer of the Bank.
Reed will begin his work at the bank on Monday, August 16, 2010 however his appointment as executive vice president and chief lending officer is subject to approval of the Federal Deposit Insurance Corporation, and the Michigan Office of Financial and Insurance Regulation. He comes to the Bank with a 40-year career in banking, including as a past president of a community bank for seven years and extensive experience in commercial lending. Reed holds a BA in Business Administration from Oakland University and an MBA from the University of Michigan.

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Established in 1934, Monarch Community Bank has branches located in Marshall, Coldwater, Union City and Hillsdale. For more information about Monarch Community Bank products and services, connect on Facebook, Twitter, the blog or go to www.monarchcb.com.
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